UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

STEALTH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54635	27-2758155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 West Bay Drive, Suite 470

Largo, Florida 33770

(Address of principal executive offices and Zip Code)

(800) 579-0528

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	STTH	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On September 16, 2019, the Company’s Board of Directors (the “Board”) elected Alexander J. Clair as a director of Stealth Technologies, Inc. (the “Company”) effective immediately. Mr. Clair has served as the Company’s Senior Product Development and Customer Service Engineer since joining the Company in February 2018. Prior to joining the Company, Mr. Clair served as the North American Operations Manager for RSM Maintenance. While at RSM, Mr. Clair played a key role in the development and launching of a custom-built work order management system utilized by many Fortune 500 retail companies. Before joining the RSM team, Mr. Clair worked with Rogers Associates Machine Tool Corporation as a Senior project manager and oversaw the design, buildout and delivery of numerous multimillion-dollar projects for the DOJ, DOD, and NASA. Mr. Clair holds a Bachelor of Science degree in Mathematics from Hamilton College in Clinton, NY.

As of the date of this Report, the Company has not entered into a compensation agreement with Mr. Clair for his service as a director of the Company. The Company anticipates that it will enter into a Board of Directors Services Agreement with Mr. Clair during the fiscal third quarter of 2019 with an effective date of October 1, 2019.

Resignation of Chief Executive Officer

On September 16, 2019, Brian McFadden submitted his resignation from his position as Chief Executive Officer with the Company, to the Company’s Board, effective at 11:59 pm September 16, 2019 (the “CEO Resignation”). Mr. McFadden did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. McFadden for his many years of contributions to the Company. Mr. McFadden will continue to serve as a member of the Board and will work as a consultant with the Company to manage the Company’s DRTV operations.

No new compensatory arrangements were entered into with Mr. McFadden for his future role as a Consultant to the Company. The Company does anticipate that it will enter into a Consulting Agreement with Mr. McFadden during the fiscal third quarter of 2019 with an effective date of October 1, 2019.

Appointment of Chief Executive Officer

Effective upon the resignation of Mr. McFadden as the Company’s Chief Executive Officer, the Company’s Board appointed Mr. Clair to serve as the Chief Executive Officer of the Company. Mr. Clair will assume the additional roles of Principal Financial Officer and Secretary.

As of the date of this Report, the Company has not entered into an employment agreement with Mr. Clair for his service as an officer of the Company. The Company anticipates that it will enter into an employment agreement with Mr. Clair during the fiscal third quarter of 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEALTH TECHNOLOGIES, INC.

Date: September 17, 2019	By:	/s/ Alexander J. Clair
Alexander J. Clair
Chief Executive Officer